UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2011

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On November 2, 2011, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending September 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated November 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: November 2, 2011	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 2, 2011.

Exhibit 99.1	Press Release dated November 2, 2011.

FOR RELEASE:	NEW HARTFORD, NY, November 2, 2011
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2011 THIRD QUARTER RESULTS

New Hartford, NY- November 2, 2011 -- PAR Technology Corporation (NYSE: PAR) today announced results for the third quarter ended September 30, 2011.  PAR reported revenues of $59.8 million and net earnings of $1.2 million or $0.08 per diluted share.  This compares with the prior year’s third quarter of $61.2 million in revenues and net earnings of $538,000 or $0.04 per diluted share.

“We continue to make solid progress executing our business plan despite macroeconomic challenges that have caused uncertainty in our targeted markets.  While we have shown improvement since the beginning of the year, we are not satisfied with just quarter over quarter growth, but remain focused on building an enhanced and sustainable business model for the future,” commented Paul B. Domorski, Chairman and Chief Executive Officer.  “Focusing on strengthening our core strategic initiatives, accelerating our development efforts, and improving our business processes will enable us to improve our operational performance and deliver value to shareholders.”

Mr. Domorski continued, “Our businesses performed consistent with our expectations for the third quarter, with improved bottom-line performance across all segments.  The hospitality segment continued to make significant progress toward final development and initial deployment of our NextGen software solutions, specifically the cloud-based ATRIO™ product for hotels.  ATRIO continues to receive strong market attention as innovative operators understand the dramatic operational and financial benefits of enterprise level cloud computing.  In our restaurant business this past quarter, we were awarded the Technology Vendor of the Year distinction by Subway Restaurants.  PAR continues to be recognized by our hospitality customers for our technology innovation, industry leading service, and overall customer commitment.  Our Government segment performed well during the quarter, and our momentum continues, as evidenced by our recent award of a $42.5 million, five year contract to support the U.S. Army with Intelligence Surveillance and Reconnaissance (ISR) technologies and services.  Our Logistics Management business once again realized year over year revenue growth, and is focused on improving near-term performance.  As we exit 2011, we remain focused on driving growth, improving margins and cash flow and believe our product mix and software solutions position us well heading into 2012.”

Hospitality segment revenues accounted for 72% of consolidated revenues for the third quarter and grew 7% sequentially, but declined 3% over the same period of the prior year, due to the benefit to the prior year’s third quarter results of a very large portion of the McDonald’s technology upgrade.  Renewed business growth with Yum! Brands offset a portion of the planned decline in McDonald’s revenue as the technology upgrade approached completion.  International hospitality revenues grew 13% for the third quarter, as sales increased in Europe, China and Latin America.  PAR continues to expand its channel base for restaurant solutions, as evidenced by an increase in channel revenues of 37% for the third quarter.  During the period, 18 new channel partners were signed.  Despite uncertain economic conditions in the hotel and resort market, PAR Springer-Miller Systems secured new customers and expanded relationships with existing customers.  Operating income for the Hospitality segment improved sharply for the third quarter, increasing 45% compared to the third quarter of 2010, reflecting increased revenues and expense control.

Government segment revenues accounted for 26% of consolidated revenues for the third quarter, and contract backlog totaled $141 million at the end of the period.  Quarterly segment revenue declined 2% year over year, reflecting the slow pace at which funding has been authorized for new and renewed contracts.  Other notable contracts announced during the third quarter in addition to the above mentioned $42.5 million Army contract included a $3.4 million multi-year contract with the U.S. Navy to operate a telecommunications facility in Jacksonville, FL.  Operating income for the Government segment for the third quarter grew 4.6% over the third quarter of 2010.

Third quarter revenues for the Logistics Management segment increased 14% over the third quarter of 2010, reflecting deployment of several fleet systems. In addition, new contract activity accelerated, with robust field trials underway.  The business is benefiting from a marked increase in concern for food safety as an expanding range of cold chain monitoring and reporting solutions differentiates PAR in the logistics market.  Continued expansion of the installed base, coupled with ongoing improvement of operational capabilities should drive profitability in 2012.

Non-GAAP Financial Measures

Previously, the Company presented second quarter 2011 earnings and earnings per share on a non-GAAP basis, excluding non-recurring charges.  Management believed these non-GAAP financial measures provided meaningful supplemental information regarding the Company’s performance, thereby enhancing the ability of investors to evaluate PAR’s results for the periods presented.  Please refer to the table below for supplemental information and corresponding reconciliation of non-GAAP adjusted financial measures to GAAP financial measures for the nine months ended September 30, 2011.

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has three operating segments:

•
PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. ParTech, Inc. offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR Springer-Miller Systems, Inc. offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR Springer-Miller Systems also provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

•
PAR’s Government segment is comprised of PAR Government Systems Corporation, which develops and delivers geospatial and full motion video (FMV) solutions to our customers that include federal/state governments and industry, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

•
PAR’s Logistics Management segment provides asset tracking and management solutions to the “cold chain” owners and operators of untethered trailers and intermodal containers, chassis, and gensets.  PAR Logistics Management Systems Corporation offers systems to help customers improve operations by accurately monitoring and controlling their assets through state-of-the-art wireless, GPS, cellular communications, satellite communications, sensor, and internet technologies.

Visit www.partech.com for more information.

There will be a conference call at 4:30 p.m. eastern time on November 2, 2011, during which the Company’s management will discuss the financial results for the second quarter of 2011.  If you would like to participate in this conference please call 1-800-299-7098 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 84068911.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com, and through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected site, StreetEvents (www.streetevents.com).  In case you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.companyboardroom.com until November 9, 2011 or dial 1-888-286-8010 and use the Pass Code number 35799791 until November 9, 2011 as well.

###

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)
(unaudited)

	September 30,	December 31,
	2011	2010
Assets Current assets:
Cash and cash equivalents	$3,351	$6,781
Accounts receivable-net	36,781	43,517
Inventories-net	29,769	38,707
Income tax refunds	37	152
Deferred income taxes	9,925	5,719
Other current assets	3,095	3,067
Total current assets	82,958	97,943
Property, plant and equipment – net	5,500	5,796
Deferred income taxes	5,902	1,079
Goodwill	6,852	26,954
Intangible assets – net	15,794	10,389
Other assets	2,074	2,124
Total Assets	$119,080	$144,285
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,977	$1,711
Borrowings under lines of credit	1,500	−
Accounts payable	14,211	19,902
Accrued salaries and benefits	7,676	9,055
Accrued expenses	2,746	2,843
Customer deposits	1,247	2,286
Deferred service revenue	14,209	16,260
Total current liabilities	43,566	52,057
Long-term debt	1,252	2,744
Other long-term liabilities	2,686	2,725
Shareholders’ Equity:
Preferred stock, $.02 par value,
1,000,000 shares authorized	─	─
Common stock, $.02 par value,
29,000,000 shares authorized;
16,863,868 and 16,746,618 shares issued;
15,156,584 and 15,039,334 outstanding	337	335
Capital in excess of par value	42,828	42,264
Retained earnings	34,363	50,605
Accumulated other comprehensive loss	(120)	(613)
Treasury stock, at cost, 1,707,284 shares	(5,832)	(5,832)
Total shareholders’ equity	71,576	86,759
Total Liabilities and Shareholders’ Equity	$119,080	$144,285

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
Net revenues:	2011	2010	2011	2010
Product	$24,856	$27,850	$71,730	$72,185
Service	19,152	17,268	53,330	53,369
Contract	15,756	16,053	48,836	49,950
	59,764	61,171	173,896	175,504
Costs of sales:
Product	16,196	17,865	45,298	47,256
Service	13,650	12,192	45,383	36,141
Contract	14,667	15,041	45,812	46,854
	44,513	45,098	136,493	130,251
Gross margin	15,251	16,073	37,403	45,253
Operating expenses:
Selling, general and administrative	9,239	9,995	29,304	29,316
Research and development	3,730	4,826	11,590	12,592
Impairment of goodwill and intangible assets	─	─	20,843	─
Amortization of identifiable intangible assets	257	234	667	703
	13,226	15,055	62,404	42,611
Operating income (loss)	2,025	1,018	(25,001)	2,642
Other income (expense), net	23	97	(106)	516
Interest expense	(48)	(157)	(163)	(299)
Income (loss) before provision for income taxes	2,000	958	(25,270)	2,859
(Provision) benefit for income taxes	(798)	(420)	9,028	(890)
Net income (loss)	$1,202	$538	$(16,242)	$1,969
Earnings (loss) per share
Basic	$.08	$.04	$(1.08)	$.13
Diluted	$.08	$.04	$(1.08)	$.13
Weighted average shares outstanding
Basic	15,031	14,879	14,984	14,794
Diluted	15,118	15,048	14,984	15,009

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	For the nine months ended September 30, 2011
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	For the nine months ended September 30, 2010

Net revenues	$173,896	─	$173,896	$175,504

Costs of sales	136,493	7,732	128,761	130,251
Gross Margin	37,403	7,732	45,135	45,253

Operating Expenses
Selling, general and administrative	29,304	595	28,709	29,316
Research and development	11,590	─	11,590	12,592
Impairment of goodwill and intangible assets	20,843	20,843	─	─
Amortization of identifiable intangible assets	667	─	667	703
Total operating expenses	62,404	21,438	40,966	42,611

Operating income	(25,001)	29,170	4,169	2,642
Other income (expense)	(106)	253	147	516
Interest expense	(163)	─	(163)	(299)
Income (loss) before provision for income taxes	(25,270)	29,423	4,153	2,859
(Provision)benefit for income taxes	9,028	(10,568)	(1,540)	(890)
Net Income (loss)	$(16,242)	$18,855	$2,613	$1,969

Earnings (loss) per diluted share	$(1.08)		$0.17	$0.13

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

For the nine months ended September 30, 2011, the Company recorded total charges of $29.4 million primarily related to an impairment of goodwill and intangible assets of $20.8 million.  Additionally, the Company recorded a charge of $7.7 million related to a non-recurring write-down of certain inventory associated with discontinued products, and charges of $0.9 million related to the consolidation of some of its facilities.  The aforementioned charges have been recorded net of tax benefit of $10.6 million and have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.

These charges did not have any impact on the Company’s financial results for the three months ended September 30, 2011.